SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    ---------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)             January 27, 1997
                                                             ----------------


                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                  --------------------------------------------
               (Exact name of registrant as specified in charter)


      Delaware                           0-19150              36-3541743
      --------                           -------              ----------
(State or other jurisdiction     (Commission File Number)   (IRS employer
 of Incorporation)                                         identification no.)



6250 North River Road, Suite 9000, Rosemont, Illinois               60018
-----------------------------------------------------               -----
        (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code            (847) 318-4600
                                                              --------------

Contains 2 sequentially numbered pages.

Item 2.  Acquisition or Disposition of Assets.

On January 27, 1997, Sault Ste. Marie Bridge Company ("SSAM"), a wholly owned subsidiary of the registrant, completed the purchase of 220 route miles of railroad track in Wisconsin and the Upper Peninsula of Michigan from the Union Pacific Railroad Company. The railroad track, commonly known as the "Duck Creek North" lines, includes contiguous property and associated facilities from North Green Bay, Wisconsin to Ishpeming, Michigan; from Powers to Antoine, Michigan; from Quinnesce, Michigan to Niagara, Wisconsin; and from Cascade to Palmer, Michigan. Freight shipments over the Lines consist of materials for the paper industry and high volumes of iron ore used in steel-making which are shipped from the Marquette ore range to Escanaba, Michigan for trans-shipment to vessels. SSAM will continue such operations in the future.

The purchase price of the assets, established in arms length transactions, was $85 million cash subject to certain final adjustments and was funded through borrowings under existing revolving credit facilities.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              WISCONSIN CENTRAL TRANSPORTATION
                                              CORPORATION


                                             By:   /s/ Walter C. Kelly
                                                ------------------------------
                                                       Walter C. Kelly,
Date:  February 3, 1997                            Vice President, Finance